Exhibit 10.10
ENPRO INDUSTRIES, INC.
2020 EQUITY COMPENSATION PLAN
NON-EMPLOYEE DIRECTOR PHANTOM SHARES AWARD AGREEMENT

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

GRANTED TO	GRANT DATE	NUMBER OF PHANTOM SHARES
[________________]	[Grant Date]	[_______]
PAYMENT METHOD (Check one as previously elected)
•Single payment upon Separation from Service •5 annual installments commencing at Separation from Service •10 annual installments commencing at Separation from Service

This Non-Employee Director Phantom Shares Award Agreement, including all Exhibits hereto (the “Agreement”), is made between EnPro Industries, Inc., a North Carolina corporation (the “Company”), and you, a Non-Employee Director of the Company.

The Company sponsors the EnPro Industries, Inc. 2020 Equity Compensation Plan (the “Plan”). A prospectus describing the Plan is enclosed as Exhibit A. The Plan itself is available upon request, and its terms and provisions are incorporated herein by reference. When used herein, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

In recognition of the value of your contribution to the Company, and based upon the elections you made in the Non-Employee Director Equity Award Payment Election Form for 2021 that you returned to the Company on or before December 31, 2020, you and the Company mutually covenant and agree as follows:

1.    Subject to the terms and conditions of the Plan and this Agreement, the Company awards to you the number of Phantom Shares shown above (the “Phantom Shares”).

2.    You acknowledge having read the Prospectus and agree to be bound by all the terms and conditions of the Plan and this Agreement.

3.    The Phantom Shares are issued pursuant to this Agreement and are fully vested. You shall not have the right to sell or otherwise dispose of the Phantom Shares or any interest therein.

4.    You shall have no right to vote any of the Phantom Shares with respect to any matter presented for a vote of the holders of the Company’s Common Stock and, with respect to the Phantom Shares, you shall not be entitled to receive any dividends on the Company’s Common Stock when such dividends are paid.

5.    The Phantom Shares shall be payable in accordance with the payment method indicated above, consistent with your prior election. The Company shall make payment by issuing one share of Common Stock for each Phantom Share that is payable. Payments will be made or commence as soon as administratively practicable (not more than 60 days) after your Separation from Service. If installment payments were elected, the amount payable on each installment payment date will equal the number of Phantom Shares outstanding divided by the number of remaining installment payments (including the payment then due), rounded up to the next whole share, with cash for any fractional share payable with the final installment. For each Phantom Share that is payable, the payment will also include a cash payment equal to the aggregate amount of cash dividends paid with respect to one share of Common Stock from the Grant Date to and including the applicable payment date.

6.    You agree that you shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws and income tax laws as determined by the Company as a condition precedent to the payment of any amount pursuant to this Agreement. In addition, you agree that, upon request, you will furnish a letter agreement providing that (i) you will not distribute or resell in violation of the Securities Act of 1933, as amended, any of shares of the Company’s Common Stock delivered in payment of the Phantom Shares (ii) you will indemnify and hold the Company harmless against all liability for any such violation and (iii) you will accept all liability for any such violation.

7.    By executing and returning the Beneficiary Designation Form attached as Exhibit B, you may designate a beneficiary to receive any payment to be made hereunder in the event of your death. If you do not designate a beneficiary or if your designated beneficiary does not survive you, then your beneficiary will be your estate.

8.    The existence of this award shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Company’s Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
9.    Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify you from time to time; and to you at your electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as you, by notice to the Company, may designate in writing from time to time.

10.    Regardless of any action the Company or your employer takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items owed by you is and remains your responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this award, including the grant and payment of the Phantom Shares and the subsequent sale of any shares of Common Stock delivered in payment of any Phantom Shares; and (ii) does not commit to structure the terms of the grant or any aspect of the Phantom Shares to reduce or eliminate your liability for Tax-Related Items. As a Non-Employee Director, the Company does not anticipate any tax withholding obligations with respect to the Phantom Shares, but if any do apply, Section 17.3 of the Plan authorizes the Company to cause such tax withholding to be accomplished through any legally permissible means, including through withholding from the Phantom Shares then payable.

11.    In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. This Agreement constitutes the final understanding between you and the Company regarding the Phantom Shares. Any prior agreements, commitments or negotiations concerning the Phantom Shares are superseded. Subject to the terms of the Plan, this Agreement may only be amended by a written instrument signed by both parties.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and you have hereunto set your hand, all effective as of the Grant Date listed above.

ENPRO INDUSTRIES, INC. _____________________________________________ [Name of Officer] [Title]	NON-EMPLOYEE DIRECTOR _______________________________________ [Name of Director]

EXHIBIT A

[Attach copy of current version of prospectus for 2020 Equity Compensation Plan]
A-1

EXHIBIT B

ENPRO INDUSTRIES, INC.
2020 EQUITY COMPENSATION PLAN
PHANTOM SHARES AWARD AGREEMENT
Beneficiary Designation Form
Please complete this form only if you haven’t already designated a beneficiary for your Phantom Shares granted under the Plan (defined below) or if you wish to change your current beneficiary designation. Completed forms should be returned to the Human Resources Department at 5605 Carnegie Blvd., Suite 500, Charlotte, NC 28209.

With respect to the all awards of Phantom Shares under the EnPro Industries, Inc. 2020 Equity Compensation Plan (the “Plan”), I hereby designate the following person or entity as my beneficiary with respect to any delivery of payment with respect to the Phantom Shares in the event of my death.
If my beneficiary named below predeceases me, any such payment will be made to my estate.

Name and Address of Beneficiary	Social Security #	Relationship to Participant

I understand that I may change this designation at any time by executing a new form and delivering it to the Human Resources Department. This designation supersedes any prior beneficiary designation made by me under the Plan with respect to the Units.

Employee's Name (Please print)

Witness: __________________________
Signature of Employee

Date: ___________________________________

Received by the Human Resources Department this ____ day of _________, _____.

By:

B-1